Exhibit 4.3

FORM OF 2018 ELANCO STOCK PLAN

(Adopted by the Board of Directors on September 5, 2018, and
Approved by the Shareholders of the Company on September 18, 2018)

ARTICLE 1.                        PURPOSES OF THE PLAN

The Company believes that this 2018 Elanco Stock Plan, as amended from time to time (the “Plan”), will benefit the Company’s shareholders by allowing the Company to attract, motivate and retain the best available Employees and Directors and by providing those Employees and Directors stock-based incentives to strengthen the alignment of interests between those persons and the Company’s shareholders.  In addition, in accordance with the Employee Matters Agreement, by and between Lilly and the Company (the “Employee Matters Agreement”), the Plan permits the grant of Replacement Awards to employees of the Company and its Affiliates in substitution for certain awards made to such employees under the 2002 Lilly Stock Plan, as amended from time to time, that were outstanding prior to the Distribution Date.

ARTICLE 2.                        DEFINITIONS

Wherever the following terms are used in the Plan, they shall have the meanings specified below, unless the context clearly indicates otherwise.  The singular pronoun shall include the plural where the context so indicates.

2.1                               “Affiliate” shall have the meaning given to such term in Rule 12b-2 promulgated under the Exchange Act.  The Board shall have the authority to determine the time or times at which “Affiliate” status is determined within the foregoing definition.

2.2                               “Applicable Laws” means the requirements relating to the administration of equity-based and cash-based awards, as applicable, and the related issuance of Shares under U.S. state corporate laws, U.S. federal and state and non-U.S. securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under the Plan.

2.3                               “Award” means an Option, Restricted Stock Units, Restricted Stock, a Stock Appreciation Right, an Other Share-Based Award or a Performance-Based Award granted to a Participant pursuant to the Plan.

2.4                               “Award Agreement” means any written agreement, contract, or other instrument or document evidencing the terms and conditions of an Award, including through electronic medium.

2.5                               “Board” means the board of directors of the Company.

2.6                               “Change in Control” means and includes each of the following:

(a)                                 the acquisition by any “person,” as that term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (i) the Company, (ii) any subsidiary of the Company, (iii) any employee benefit plan or employee stock plan of the Company or a subsidiary of the Company or any trustee or fiduciary with respect to any such plan when acting in that capacity, (iv) Lilly, or (v) Lilly Endowment, Inc.) of “beneficial ownership,” as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of twenty percent (20%) or more of the shares of the Company’s capital stock the holders of which have general voting power under ordinary circumstances to elect at least a majority of the Board (or which would have such voting power but for the application of the Indiana Control Shares Statute) (“Voting Stock”); provided, however, that an acquisition of Voting Stock directly from the Company or a distribution of some or all of the outstanding Company stock to a shareholder of Lilly on the Distribution Date or such other date shall not constitute a Change in Control under this Section 2.6(a);

(b)                                 the first day on which less than one-half of the total membership of the Board shall be Continuing Directors;

(c)                                  consummation of a merger, share exchange, or consolidation of the Company (a “Transaction”), other than a Transaction which would result in the Voting Stock of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than sixty percent (60%) of the Voting Stock of the Company or such surviving entity immediately after such Transaction;

(d)                                 a complete liquidation of the Company or a sale or disposition of all or substantially all the assets of the Company, other than a sale or disposition of assets to any subsidiary of the Company.

For purposes of this Section 2.6(a) only, the term “subsidiary” means a corporation or limited liability company of which the Company owns directly or indirectly fifty percent (50%) or more of the voting power.

2.7                               “Code” means the U.S. Internal Revenue Code of 1986, as amended.  All references herein to specific sections of the Code shall include any successor provisions of the Code or corresponding sections of any future U.S. federal tax code.

2.8                               “Committee” means the committee of the Board appointed or described in Article 3 to administer the Plan.

2.9                               “Common Stock” means the common stock of the Company, no par value, and such other securities of the Company that may be substituted for the Common Stock pursuant to ARTICLE 13.

2.10                        “Company” means Elanco Animal Health Incorporated, an Indiana corporation, and any successor corporation thereto.

2.11                        “Continuing Director” means any Director who is not an Affiliate or Associate (as the term is defined in the General Rules and Regulations under the Exchange Act) or representative of any Related Person and (i) who was a Director immediately prior to the time that any Related Person involved in the proposed action or transaction became a Related Person or (ii) who was nominated by a majority of the remaining Continuing Directors.

2.12                        “Director” means a member of the Board.

2.13                        “Disability” means, unless otherwise provided in an Award Agreement, that the Participant would qualify to receive benefit payments under the long-term disability plan or policy, as it may be amended from time to time, of the Company or the Affiliate to which the Participant provides Service regardless of whether the Participant is covered by such policy.  If the Company or the Affiliate to which the Participant provides Service does not have a long-term disability policy, “Disability” means that a Participant is unable to carry out the responsibilities and functions of the position held by the Participant by reason of any medically determined physical or mental impairment for a period of not less than ninety (90) consecutive days.  A Participant shall not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Committee in its discretion.  Notwithstanding the foregoing, (a) for purposes of Incentive Stock Options granted under the Plan, “Disability” means that the Participant is disabled within the meaning of Section 22(e)(3) of the Code, and (b) with respect to an Award that is subject to Section 409A of the Code where the payment or settlement of the Award will accelerate as a result of the Participant’s Disability, solely for purposes of determining the timing of payment, no such event will constitute a Disability for purposes of the Plan or any Award Agreement unless such event also constitutes a “disability” as defined under Section 409A of the Code.

2.14                        “Distribution Date” means the date that Lilly completes its distribution, in connection with the separation of the Company from Lilly, of 100% of the outstanding Shares Lilly holds to holders of shares of the common stock of Lilly.

2.15                        “Dividend Equivalent Right” means a right to receive the equivalent value of dividends paid on the Shares with respect to Shares underlying Restricted Stock Units or an Other Share-Based Award that is a Full Value Award prior to vesting of the Award in accordance with the provision of Section 12.4.

2.16                        “Effective Date” means the date immediately prior to the date that the initial public offering of the Common Stock pursuant to a registration statement is declared effective by the U.S. Securities and Exchange Commission.

2.17                        “Eligible Individual” means any natural person who is an Employee or a Director determined by the Committee as eligible to participate in the Plan.

2.18                        “Employee” means an individual, including an officer or Director, who is treated as an employee in the personnel records of the Company or an Affiliate and providing Service to the Company or the Affiliate.  Neither services as a Director nor payment of a director’s fee by the Company or an Affiliate shall be sufficient to constitute “employment” by the Company or an Affiliate.

2.19                        “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its shareholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the Shares (or other securities of the Company) or the price of Shares (or other securities) and causes a change in the per-share value of the Shares underlying outstanding Awards.

2.20                        “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

2.21                        “Fair Market Value” means, as of any given date, (a) if Shares are traded on any established stock exchange, the closing price of a Share as quoted on the principal exchange on which the Shares are listed, as reported in The Wall Street Journal (or such other source as the Company may deem reliable for such purposes) for such date, or if no sale occurred on such date, the first trading date immediately prior to such date during which a sale occurred; or (b) if Shares are not traded on an exchange but are regularly quoted on a national market or other quotation system, the closing sales price on such date as quoted on such market or system, or if no sales occurred on such date, then on the date immediately prior to such date on which sales prices are reported; or (c) in the absence of an established market for the Shares of the type described in (a) or (b) of this Section 2.21, the fair market value established by the Committee acting in good faith, under a reasonable methodology and reasonable application in compliance with Section 409A of the Code to the extent such determination is necessary for Awards under the Plan to comply with, or be exempt from, Section 409A of the Code.

Notwithstanding the foregoing, for income tax reporting purposes under U.S. federal, state, local or non-US law and for such other purposes as the Committee deems appropriate, including, without limitation, where Fair Market Value is used in reference to exercise, vesting, settlement or payout of an Award, the Fair Market Value shall be determined by the Company in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

2.22                        “Full Value Award” means any Award other than an (i) Option, (ii) Stock Appreciation Right or (iii) other Award for which the Participant pays (or the value or amount payable under the Award is reduced by) an amount equal to or exceeding the Fair Market Value of the Shares, determined as of the date of grant.

2.23                        “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code.

2.24                        “Lilly” means Eli Lilly and Company, an Indiana corporation, and any successor corporation thereto.

2.25                        “Non-Employee Director” means a Director of the Company who is not an Employee.

2.26                        “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

2.27                        “Option” means a right granted to a Participant pursuant to Article 6 to purchase a specified number of Shares at a specified price during specified time periods.  An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

2.28                        “Other Share-Based Award” shall mean an Award granted pursuant to Article 10.

2.29                        “Participant” means any Eligible Individual who, as an Employee or Director, has been granted an Award pursuant to the Plan.

2.30                        “Performance-Based Award” means an Award that are subject, in whole or in part, to Performance Goals and are granted pursuant to Article 10.

2.31                        “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period.  The Performance Criteria that will be used to establish Performance Goals include, but are not limited to, the following: cash flow (including, without limitation, operating cash flow and free cash flow), earnings per share, gross or net profit margin, net income (either before or after interest, taxes, amortization, and/or depreciation), operating income (either before or after restructuring and amortization charges), return on capital or return on invested capital, return on equity, return on operating assets or net assets, return on sales, sales or revenue, stock price goals, total shareholder return.  The Committee shall define objectively the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

2.32                        “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria that the Committee, in its sole discretion, selects.  The Committee, in its sole discretion, may provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals.

2.33                        “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award, provided that the duration of any Performance Period shall not be less than twelve (12) months.

2.34                        “Plan” means this 2018 Elanco Stock Plan, as it may be amended from time to time.

2.35                        “Related Person” any corporation, person, or entity which beneficially owns or controls, directly or indirectly, 5% or more of the outstanding shares of Voting Stock, and any Affiliate or Associate of a Related Person; provided, however, that the term Related Person shall not include (a) the Company or any of its subsidiaries, (b) Lilly or any of its subsidiaries, (c) any profit-sharing, employee stock ownership or other employee benefit plan of the Company, Lilly or any subsidiary of the Company or Lilly or any trustee of or fiduciary with respect to any such plan when acting in such capacity, or (c) Lilly Endowment, Inc.; and further provided, that no corporation, person, or entity shall be deemed to be a Related Person solely by reason of being an Affiliate or Associate of Lilly Endowment, Inc.

2.36                        “Replacement Award” shall mean a Restricted Stock Unit to an employee of the Company or any Affiliate that is granted under the Plan in accordance with the terms of the Employee Matters Agreement in substitution of a restricted stock unit that was granted by Lilly to such employee under the 2002 Lilly Stock Plan, as amended from time to time, prior to the Distribution Date.  Notwithstanding any other provision of the Plan to the contrary, the number of shares of Common Stock subject to a Replacement Award and the other terms and conditions of each Replacement Award shall be determined in accordance with the terms of the Employee Matters Agreement.

2.37                        “Restricted Stock” means Shares awarded to a Participant pursuant to Article 8 that are subject to certain restrictions and may be subject to risk of forfeiture.

2.38                        “Restricted Stock Unit” means an Award granted pursuant to Article 7 that shall be evidenced by a bookkeeping entry representing the equivalent of one Share.

2.39                        “Securities Act” means the U.S. Securities Act of 1933, as amended.

2.40                        “Service” means service as an Employee or Non-Employee Director.  Except as otherwise determined by the Committee in its sole discretion, a Participant’s Service terminates when the Participant ceases to actively provide services to the Company or an Affiliate and shall not be extended by any notice period mandated under applicable employment laws or the terms of the Participant’s employment or service contract, if any.  The Committee shall determine which leaves shall count toward Service and when Service terminates for all purposes under the Plan.  Further, unless otherwise determined by the Committee, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant provides Service to the Company or an Affiliate, or a transfer between entities (i.e., the Company or any Affiliates), provided that there is no interruption or other termination of Service in connection with the Participant’s change in capacity or transfer between entities (except as may be required to effect the change in capacity or transfer between entities).  For purposes of determining whether an Option is entitled to Incentive Stock Option status, an Employee’s Service shall be treated as terminated ninety (90) days after such Employee goes on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract.

2.41                        “Share” means a share of Common Stock.

2.42                        “Stock Appreciation Right” or “SAR” means a right granted pursuant to Article 9 to receive a payment equal to the excess of the Fair Market Value of a specified number of Shares on the date the SAR is exercised over the exercise price of the SAR, as set forth in the applicable Award Agreement.

2.43                        “Tax-Related Items” means any U.S. federal, state, and/or local taxes and any taxes imposed by a jurisdiction outside of the U.S. (including, without limitation, income tax, social insurance and similar contributions, payroll tax, fringe benefits tax, payment on account, employment tax, stamp tax and any other taxes related to participation in the Plan and legally applicable to a Participant, including any employer liability for which the Participant is liable pursuant to Applicable Laws or the applicable Award Agreement).

ARTICLE 3.                        ADMINISTRATION

3.1                               Committee.  The Board, at its discretion or as otherwise necessary to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act or to the extent required by any other Applicable Law or regulation, may delegate administration of the Plan to a Committee consisting of two or more members of the Board.  Unless otherwise determined by the Board, the Committee shall consist solely of two or more “non-employee directors” within the meaning of Rule 16b-3(b)(3) under the Exchange Act, or any successor rule, and “independent directors” under the applicable New York Stock Exchange rules (or other principal securities market on which Shares are traded).  Notwithstanding the foregoing: (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Non-Employee Directors and for purposes of such Awards the term “Committee” as used in this Plan shall be deemed to refer to the Board and (b) the Committee may delegate its authority hereunder to the extent permitted by Section 3.5 hereof.  Unless and until the Board delegates administration of the Plan to a Committee as set forth below, the Plan shall be administered by the full Board, and for such purposes the term “Committee” as used in this Plan shall be deemed to refer to the Board.  In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan, except with respect to matters which under Applicable Laws are required to be determined in the sole discretion of the Committee.

3.2                               Action by the Committee.  Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee.  Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

3.3                               Authority of Committee.  Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

(a)                                 designate Participants to receive Awards;

(b)                                 determine the type or types of Awards to be granted to each Participant;

(c)                                  determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d)                                 determine the terms and conditions of any Award granted pursuant to the Plan, including, without limitation, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to recoupment of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines;

(e)                                  determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards, or other property, or an Award may be cancelled, forfeited, or surrendered;

(f)                                   prescribe the form of each Award Agreement, which need not be identical for each Participant and may vary for Participants within and outside of the U.S.;

(g)                                  decide all other matters that must be determined in connection with an Award;

(h)                                 establish, adopt or revise any rules and regulations, including adopting sub-plans to the Plan, for the purposes of facilitating compliance with foreign laws, easing the administration of the Plan and/or taking advantage of tax-favorable treatment for Awards granted to Participants outside the U.S., in each case as it may deem necessary or advisable;

(i)                                     suspend or terminate the Plan at any time, subject to Article 15;

(j)                                    amend or modify the terms of an Award, including, without limitation, accelerate the vesting and/or exercisability of any Award for any reason, including, without limitation, the Participant’s retirement or other termination; provided, however, that no amendment or modification of an outstanding Award other than the following types of amendments or modifications shall affect adversely, in any material way, any Award previously granted pursuant to the Plan without the prior written consent of the Participant: (i) an amendment or modification that may cause an Incentive Stock Option to become a Non-Qualified Stock Option; (ii) an amendment made or other action taken pursuant to Section 16.14 of the Plan; (iii) any amendment or other action that may be required or desirable to facilitate compliance with Applicable Laws, as determined in the sole discretion of the Committee .

(k)                                 interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(l)                                     make all other decisions and determinations that may be required pursuant to the Plan or that the Committee deems necessary or advisable to administer the Plan.

3.4                               Decisions Binding.  The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, and any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

3.5                               Delegation of Authority.  To the extent permitted by Applicable Laws, the Board, from time to time, may delegate to a Committee of one or more members of the Board (pursuant to delegation that does not meet the requirement of Section 3.1 hereof) or to one or more officers of the Company the authority to grant Awards to Participants other than (a) Employees who are subject to Section 16 of the Exchange Act, or (b) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder.  Furthermore, if the authority to grant or amend Awards has been delegated to the Committee pursuant and subject to the preceding sentence, such authority may be further delegated by the Committee to one or more officers of the Company.  For the avoidance of doubt, provided it meets the limitations of this Section 3.5, any delegation hereunder shall include the right to modify Awards as necessary to accommodate changes in Applicable Laws or regulations, including in jurisdictions outside the U.S.  Furthermore, any delegation hereunder shall be subject to the restrictions and limitations that the Board (or, as applicable, the Committee) specifies at the time of such delegation, and the Board (or, as applicable, the Committee) may rescind at any time the authority so delegated and/or appoint a new delegatee.  At all times, the delegatee appointed under this Section 3.5 shall serve in such capacity at the pleasure of the Board (or, as applicable, the Committee).

ARTICLE 4.                        SHARES SUBJECT TO THE PLAN

4.1                               Number of Shares. Subject to Article 13 hereof, the aggregate number of Shares that may be issued or transferred pursuant to Awards under the Plan on the Effective Date shall be 5,500,000 Shares, provided that the number of Shares that may be issued or transferred pursuant to Awards under the Plan shall be increased immediately following the Distribution Date by the lesser of (a) 5,500,000 Shares or (b) such other number of Shares as may be determined by the Board.  Subject to Article 13, the aggregate number of Shares that may be issued or transferred pursuant to the exercise of Incentive Stock Options shall be 4,000,000.

(a)                                 Shares Reissuable under Plan.  The following Shares shall again be available for the grant of an Award pursuant to the Plan: (i) Shares that are not issued as a result of the termination, expiration or lapsing of any Award for any reason; (ii) Shares subject to a Full Value Award that are not issued because the Award is settled in cash; (iii) Shares covered by an Option which are surrendered in payment of the Option exercise or purchase price or in satisfaction of obligations for Tax-Related Items incident to the exercise of an Option; (iv) Shares covered by an Award which are surrendered in satisfaction of obligations for Tax-Related Items incident to the vesting or settlement of a Full Value Award.  Notwithstanding the provisions of this Section 4.1, no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an Incentive Stock Option.

(b)                                 Shares Not Reissuable under Plan.  Notwithstanding the foregoing, Shares that are repurchased on the open market with the proceeds of the exercise of an Option shall be counted against the maximum number of Shares available for issuance pursuant to Section 4.1 hereof and shall not be returned to the Plan.

(c)                                  Shares Not Counted Against Share Pool Reserve.  To the extent permitted by Applicable Laws, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or an Affiliate shall not be counted against Shares available for grant pursuant to this Plan.  Additionally, to the extent permitted by Applicable Laws, in the event that a company acquired by (or combined with) the Company or an Affiliate has shares available under a pre-existing plan approved by its shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the shareholders of the entities party to such acquisition or combination) may, at the discretion of the Committee, be used for Awards under the Plan in lieu of awards under the applicable pre-existing plan of the other company and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company or any Affiliate in existence prior to such acquisition or combination.  The payment of Dividend Equivalent Rights in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan.

4.2                               Shares Distributed.  Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares purchased on the open market, subject to Section 4.1(b) hereof.

4.3                               Limitation on Number of Shares Subject to Awards.  Notwithstanding any provision in the Plan to the contrary, and subject to Article 13, the maximum number of Shares with respect to one or more Performance-Based Awards that may be granted to any one Participant during any calendar year shall be 1,500,000 Shares.

4.4                               Non-Employee Director Award Limit. Notwithstanding any provision to the contrary in the Plan or in any policy of the Company regarding compensation payable to a Non-Employee Director, the sum of the grant date fair value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all Awards payable in Common Stock to an individual as compensation for services as a Non-Employee Director, together with cash compensation earned by the Non-Employee Director during any calendar year, shall not exceed $800,000 in any calendar year.

ARTICLE 5.                        ELIGIBILITY AND PARTICIPATION

5.1                               Eligibility.  Each Eligible Individual shall be eligible to be granted one or more Awards pursuant to the Plan.  An Eligible Individual who is subject to taxation in the U.S. and who is providing Services to an Affiliate may be granted Options or SARs under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of the U.S. Department of Treasury regulations promulgated under Section 409A of the Code.

5.2                               Participation.  Subject to the provisions of the Plan, the Committee, from time to time, may select from among all Eligible Individuals those to whom Awards shall be granted, and shall determine the nature and amount of each Award.  No Eligible Individual shall have any right to be granted an Award pursuant to this Plan and the grant of an Award to an Eligible Individual shall not imply any entitlement to receive future Awards.

ARTICLE 6.                        STOCK OPTIONS

6.1                               General.  The Committee is authorized to grant Options to Eligible Individuals on the following terms and conditions, and the Committee may specify such additional terms and conditions as:

(a)                                 Exercise Price.  The exercise price per Share subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided that, subject to Section 6.2(c) hereof, the per-Share exercise price for any Option shall not be less than 100% of the Fair Market Value of a Share on the date of grant.

(b)                                 Time and Conditions of Exercise.  The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under the Plan shall not exceed ten (10) years.  Subject to Section 12.3, the Committee also shall specify the vesting conditions, if any, as it deems appropriate that must be satisfied before all or part of an Option may be exercised.  The vesting conditions, if any, may be based on, among other conditions, a Participant’s continued Service, the attainment of performance conditions, or a combination of both.

(c)                                  Payment.  The Committee shall determine the methods by which the exercise price of an Option may be paid, including the following methods: (i) cash or check; (ii) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Committee may require (including withholding of Shares otherwise deliverable upon exercise of the Option) which have a Fair Market Value on the date or surrender of attestation equal to the aggregate exercise price of the Shares as to which the Option is to be exercised; (iii) promissory note from a Participant to the Company or a third-party loan guaranteed by the Company (in either case, with such loan bearing interest at no less than such rate as shall then preclude the imputation of interest under the Code); (iv) through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price, provided that payment of such proceeds is then made to the Company upon settlement of such sale; (v) by a “net exercise” arrangement pursuant to which the number of Shares issuable upon exercise of the Option shall be reduced by the largest whole number of Shares having an aggregate fair market value that does not exceed the aggregate exercise price (plus withholding taxes, if applicable) and any remaining balance of the aggregate exercise price (and/or applicable withholding taxes) not satisfied by such reduction in the number of whole Shares to be issued shall be paid by Participant in cash or other form of payment approved by the Committee; (vi) other property acceptable to the Committee; or (vii) any combination of the foregoing methods of payment.  The Award Agreement will specify the methods of paying the exercise price available to each Participant.  The Committee also shall determine the methods by which Shares shall be delivered or deemed to be delivered to Participants.  Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option, or continue any extension of credit with respect to the exercise price of an Option, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

(d)                                 Exercise of Option.

(i)                                     Procedure for Exercise; Rights as a Shareholder.  An Option may not be exercised for a fraction of a Share.  An Option shall be deemed exercised when the Company receives: (A) a notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option, and (B) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes).  Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan.  Shares issued upon exercise of an Option shall be issued in the name of the Participant.  Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no dividends or Dividend Equivalent Right shall be paid, and no right to vote or receive dividends or Dividend Equivalent Rights or any other rights as a shareholder shall exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option.  The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised.  No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13.1 of the Plan.

(ii)                                  Termination of Participant’s Service.  If a Participant ceases to provide Service, including as a result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination

(but in no event later than the expiration of the term of such Option as set forth in the Award Agreement).  Unless otherwise provided by the Committee, if on the date of termination of Service the Participant is not vested as to his or her entire Option, the unvested portion of the Option shall be forfeited and the Shares covered by the unvested portion of the Option shall revert to the Plan.  If, after termination of Service, the Participant does not exercise his or her Option within the time specified by the Committee, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.  To the extent the Option is exercisable following a Participant’s death, the Option may be exercised by such persons as may be specified in the Award Agreement, which may include any of the following: (i) the Participant’s designated beneficiary, provided that such designation is permitted under Applicable Laws and that such beneficiary has been designated before the Participant’s death in a form acceptable to the Company; (ii) the Participant’s legal representative or representatives; (iii) the person or persons entitled to do so pursuant to the Participant’s last will and testament; or (iv) if the Participant fails to make testamentary disposition of the Option or dies intestate, by the person or persons entitled to receive the Option pursuant to the applicable laws of descent and distribution.

6.2                               Incentive Stock Options.  Incentive Stock Options shall be granted only to Employees of the Company or any “subsidiary corporation,” as defined in Section 424(f) of the Code and any applicable U.S. Department of Treasury regulations promulgated thereunder, of the Company, and the terms of any Incentive Stock Options granted pursuant to the Plan, in addition to the requirements of Section 6.1 hereof, must comply with the provisions of this Section 6.2.

(a)                                 Expiration.  Subject to Section 6.2(c) hereof, an Incentive Stock Option shall expire and may not be exercised to any extent by anyone after the first to occur of the following events:

(i)                                     Ten (10) years from the date of grant, unless an earlier time is set in the Award Agreement;

(ii)                                  Three (3) months after the date of the Participant’s termination of Service on account of any reason other than death or Disability (within the meaning of Section 22(e)(3) of the Code); and

(iii)                               One (1) year after the date of the Participant’s termination of Service on account of death or Disability (within the meaning of Section 22(e)(3) of the Code).

(b)                                 Dollar Limitation.  The aggregate Fair Market Value (determined as of the time the Option is granted) of all Shares with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed US $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision.  To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(c)                                  Ten Percent Owners.  An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of Shares of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five (5) years from the date of grant.

(d)                                 Notice of Disposition.  The Participant shall give the Company prompt notice of any disposition of Shares acquired by exercise of an Incentive Stock Option within (i) two (2) years from the date of grant of such Incentive Stock Option or (ii) one (1) year after the transfer of such Shares to the Participant.

(e)                                  Right to Exercise.  During a Participant’s lifetime, only the Participant may exercise an Incentive Stock Option.

(f)                                   Failure to Meet Requirements.  Any Option (or portion thereof) purported to be an Incentive Stock Option, which, for any reason, fails to meet the requirements of Section 422 of the Code shall be considered a Non-Qualified Stock Option.

ARTICLE 7.                        RESTRICTED STOCK UNITS

7.1                               Restricted Stock Units.  The Committee is authorized to grant Restricted Stock Units to Eligible Individuals in such amounts and subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose.

7.2                               Vesting Conditions.  Subject to Section 12.3, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting, if any, as it deems appropriate.  The vesting conditions, if any, may be based on among other conditions, a Participant’s continued Service, the attainment of performance conditions, or a combination of both.

7.3                               Form and Timing of Payment.  The Committee shall specify the settlement date applicable to each grant of Restricted Stock Units, which date shall not be earlier than the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, or such settlement date may be deferred to any later date, subject to compliance with Section 409A of the Code, as applicable.  On the settlement date, the Company shall, subject to Section 12.6(a) hereof and satisfaction of applicable Tax-Related Items (as further set forth in Section 16.3 hereof), transfer to the Participant one Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited.  Alternatively, settlement of a Restricted Stock Unit may be made in cash (in an amount reflecting the Fair Market Value of the Shares that otherwise would have been issued) or any combination of cash and Shares, as determined by the Committee, in its sole discretion, in either case, less applicable Tax-Related Items (as further set forth in Section 16.3 hereof).  Until a Restricted Stock Unit is settled, the number of Restricted Stock Units shall be subject to adjustment pursuant to Article 13 hereof.

7.4                               Forfeiture.  Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, any Restricted Stock Units that are not vested as of the date of the Participant’s termination of Service shall be forfeited.

7.5                               General Creditors.  A Participant who has been granted Restricted Stock Units shall have no rights other than those of a general creditor of the Company.  Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement evidencing the grant of the Restricted Stock Units.

ARTICLE 8.                        RESTRICTED STOCK AWARDS

8.1                               Grant of Restricted Stock.  The Committee is authorized to grant Restricted Stock to Eligible Individuals selected by the Committee in such amounts and subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose.

8.2                               Purchase Price.  At the time of the grant of Restricted Stock, the Committee shall determine the price, if any, to be paid by the Participant for each Share subject to the Award.  The purchase price of Shares acquired pursuant to the Award shall be paid either: (i) in cash at the time of purchase; (ii) at the sole discretion of the Committee, by Service rendered or to be rendered to the Company or an Affiliate; or (iii) in any other form of legal consideration that may be acceptable to the Committee in its sole discretion and in compliance with Applicable Laws.

8.3                               Issuance and Restrictions.  Subject to Section 12.3 hereof, Restricted Stock shall be subject to such restrictions, if any, on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock).  The restrictions, if any, may be based on, among other conditions, a Participant’s continued Service, the attainment of performance conditions, or a combination of both.  These restrictions, if any, may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

8.4                               Dividends.  Any dividends that are distributed with respect to Shares of Restricted Stock shall be paid in accordance with the applicable Award Agreement, subject to the provisions of Section 12.4(b).

8.5                               Forfeiture.  Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited.

8.6                               Certificates for Restricted Stock.  Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine.  If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 9.                        STOCK APPRECIATION RIGHTS

9.1                               Grant of Stock Appreciation Rights.  The Committee is authorized to grant SARs to Eligible Individuals on the following terms and conditions, and the Committee may specify such additional terms and conditions as:

(a)                                 Exercise Price.  The exercise price per Share subject to a SAR shall be determined by the Committee and set forth in the Award Agreement; provided that the exercise price per Share for any SAR shall not be less than 100% of the Fair Market Value of a Share on the date of grant.

(b)                                             Time and Conditions of Exercise.  The Committee shall determine the time or times at which a SAR may be exercised in whole or in part; provided that the term of any SAR granted under the Plan shall not exceed ten (10) years.  Subject to Section 12.3, the Committee also shall specify the vesting conditions, if any, as it deems appropriate that must be satisfied before all or part of a SAR may be exercised.  The vesting conditions, if any, may be based on, among other conditions, a Participant’s continued Service, the attainment of performance conditions, or a combination of both.

(c)                                  A SAR may not be exercised for a fraction of a Share.  A SAR shall be deemed exercised when the Company receives a notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the SAR.

9.2                               Tandem Stock Appreciation Rights.  A SAR may be granted in connection with an Option, either at the time of grant or at any time thereafter during the term of the Option. A SAR granted in connection with an Option will entitle the holder, upon exercise, to surrender the Option or any portion thereof to the extent unexercised, with respect to the number of Shares as to which such SAR is exercised, and to receive payment of an amount computed as described in Section 9.3. The Option shall, to the extent and when surrendered, cease to be exercisable. A SAR granted in connection with an Option hereunder will have an exercise price per share equal to the per share exercise price of the Option, will be exercisable at such time or times, and only to the extent, that the related Option is exercisable, and will expire no later than the related Option expires. If a related Option is exercised in whole or in part, then the SAR related to the Shares purchased terminates as of the date of such exercise.

9.3                               Payment and Limitations on Exercise.

(a)                                 A SAR shall entitle the Participant (or other person entitled to exercise the SAR pursuant to the Plan) to exercise all or a specified portion of the SAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount equal to the excess of the aggregate Fair Market Value of the Shares on the date the SAR is exercised over the aggregate exercise price of the SAR, less applicable Tax-Related Items (as further set forth in Section 16.3 hereof), subject to any limitations the Committee may impose.

(b)                                 Payment of the amounts determined under Section 9.3(a) hereof shall be in cash, in Shares (based on the Fair Market Value of the Shares as of the date the SAR is exercised) or a combination of both, as determined by the Committee in the Award Agreement.  To the extent Shares are issued upon exercise of a SAR, the Shares shall be issued in the name of the Participant.  Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no dividends or Dividend Equivalent Right shall be paid, and no right to vote or receive dividends or Dividend Equivalent Rights or any other rights as a shareholder shall exist with respect to the Shares subject to a SAR, notwithstanding the exercise of the SAR.  The Company shall issue (or cause to be issued) such Shares promptly after the SAR is exercised.  No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13.1 of the Plan.  The provisions of Section 6.1(d)(ii) regarding the treatment of a termination of the Participant’s Service shall also apply to SARs.

ARTICLE 10.                 OTHER SHARE-BASED AWARDS

10.1                        Grants of Other Share-Based Awards.  Subject to limitation under Applicable Laws, the Committee is authorized under the Plan to grant Awards (other than Options, Restricted Stock Units, Restricted Stock and SARs) to Eligible Individuals subject to the terms and conditions set forth in this Article 10 and such other terms and conditions as may be specified by the Committee that are not inconsistent with the provisions of the Plan and that, by their terms, involve or might involve the issuance of, consist of, or are denominated in, payable in, valued in whole or in part by reference to, or otherwise relate to, Shares.  The Committee may also grant Shares as a bonus, or may grant other Awards in lieu of obligations of the Company or an Affiliate to pay cash or other property under the Plan or other plans or compensatory arrangements.  The terms and conditions applicable to such other Awards shall be determined from time to time by the Committee and set forth in an applicable Award Agreement. The Committee may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Participants on such terms and conditions as determined by the Committee from time to time.

10.2                        Exercise Price.  The Committee may establish the exercise price, if any, of any Other Share-Based Award granted pursuant to this Article 10; provided that such exercise price shall not be less than the Fair Market Value of a Share on the date of grant for an Award that is intended to be exempt from Section 409A of the Code.

10.3                        Form of Payment.  Payments with respect to any Awards granted under Section 10.1 shall be made in cash or cash equivalent, in Shares or any combination of the foregoing, as determined by the Committee.

10.4                        Vesting Conditions.  Subject to Section 12.3, the Committee shall specify the date or dates on which the Awards granted pursuant to this Article 10 shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate.  The vesting conditions may be based on, among other vesting conditions, a Participant’s continued Service, the attainment of performance conditions, or a combination of both.

10.5                        Term.  Except as otherwise provided herein, the Committee shall set, in its discretion, the term of any Award granted pursuant to this Article 10; provided that the term of any Award granted pursuant to this Article 10 shall not exceed ten (10) years.

ARTICLE 11.                 PERFORMANCE-BASED AWARDS

11.1                        Purpose.  If the Committee, in its discretion, decides to grant a Performance-Based Award to an Eligible Individual, the provisions of this Article 11 shall control over any contrary provision contained in Articles 6 through 10; provided that the Committee may in its discretion grant Awards to Eligible Individuals that are based on Performance Criteria or other performance conditions but that do not satisfy the requirements of this Article 11.

11.2                        Applicability.  This Article 11 shall apply only to those Eligible Individuals selected by the Committee to receive Performance-Based Awards.  The designation of an Eligible Individual as a Participant for a Performance Period shall not entitle the Participant, in any manner, to receive an Award for the period.  Moreover, the designation of an Eligible Individual as a Participant for a particular Performance Period shall not require designation of such Eligible Individual as a Participant in any subsequent Performance Period and designation of one Eligible Individual as a Participant shall not require designation of any other Eligible Individuals as a Participant in such period or in any other Performance Period.

11.3                        Procedures with Respect to Performance-Based Awards.  With respect to any Performance-Based Awards, which may be granted to one or more Eligible Individuals, within the first twenty-five percent (25%) of the Performance Period in question or period of Service, the Committee, in writing (a) shall designate one or more Eligible Individuals as eligible for an Award, (b) shall designate the Performance Period over which the Performance Goals shall be measured; (c) shall select the Performance Criteria applicable to the Performance Period, (d) shall establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (e) shall specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Eligible Individuals for such Performance Period.  Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period.  In determining the amount earned by an Eligible Individual, the Committee shall have the right to adjust or eliminate the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

11.4                        Payment of Performance-Based Awards.  Unless otherwise provided in the applicable Award Agreement, a Participant must be providing Service on the day a Performance-Based Award for the appropriate Performance Period is paid to the Participant.  Furthermore, unless otherwise provided in the applicable Award Agreement, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved.

ARTICLE 12.                 PROVISIONS APPLICABLE TO AWARDS

12.1                        Stand-Alone and Tandem Awards.  Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

12.2                        Award Agreement.  Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award, not inconsistent with the Plan, which may include, without limitation, the term of an Award, the provisions applicable in the event the Participant’s Service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

12.3                        Minimum Vesting Requirements.  Notwithstanding any other provision of the Plan, except in connection with Awards granted in connection with assumption or substitution of awards as part of a transaction as contemplated under Section 4.1(c) or Awards that may be settled only in cash, no portion of an Award granted on or after the Effective Date may vest before the first anniversary of the date of grant, subject to accelerated vesting as contemplated under Section 3.3(j) and ARTICLE 13; provided, however, that Replacement Awards shall not be subject to the minimum vesting requirements contemplated under this Section 12.3 and the Company may grant Awards with respect to up to five percent (5%) of the number of Shares reserved under Section 4.1 as of the Effective Date without regard to the minimum vesting period set forth in this Section 12.3.

12.4                        Dividends and Dividend Equivalent Rights.

(a)                                 Any Participant selected by the Committee may be granted Dividend Equivalent Rights based on the dividends declared on the Shares that are subject to any Restricted Stock Unit or an Other Share-Based Award that is a Full Value Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is vests or is settled, as determined by the Committee and set forth in the applicable Award Agreement.  Such Dividend Equivalent Rights shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee.

(b)                                 To the extent Shares subject to an Award (other than Restricted Stock) are subject to vesting conditions, any Dividend Equivalent Rights relating to such Shares shall either (i) not be paid or credited or (ii) be accumulated and subject to restrictions and risk of forfeiture to the same extent as the underlying Award with respect to which such cash, stock or other property has been distributed.  For Shares of Restricted Stock that are subject to vesting, dividends shall be accumulated and subject to any restrictions and risk of forfeiture to which the underlying Restricted Stock is subject.

12.5                        Limits on Transfer.  No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate.  Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution.

12.6                        Stock Certificates; Book Entry Procedures.

(a)                                 Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing Shares pursuant to the exercise or vesting, as applicable, of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all Applicable Laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded.  All certificates evidencing Shares delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or local securities or other laws, including laws of jurisdictions outside of the U.S., rules and regulations and the rules of any national securities exchange or automated quotation system on which the Shares are listed, quoted, or traded.  The Committee may place legends on any certificate evidencing Shares to reference restrictions applicable to the Shares.  In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including, without limitation, a window-period limitation, as may be imposed in the discretion of the Committee.

(b)                                 Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any Applicable Laws, rule or regulation, the Company shall not deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

12.7                        Paperless Administration.  In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website, intranet or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

ARTICLE 13.                 CHANGES IN CAPITAL STRUCTURE

13.1                        Adjustments.

(a)                                 In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other similar event or other change related to a corporate event affecting the Shares or the price of the Shares other than an Equity Restructuring, the Committee shall make such adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change with respect to (a) the aggregate number and kind of shares that may be issued under the Plan (including, without limitation, adjustments of the limitations in Sections 4.1 and 4.3 hereof); (b) the terms and conditions of any outstanding Awards (including, without limitation, the number and kind of shares that may be issued, or any applicable performance goals or criteria with respect thereto); and (c) the grant or exercise price per Share for any outstanding Awards under the Plan.

(b)                                 In the event of any transaction or event described in Section 13.1(a) hereof or any unusual or infrequently occurring items or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in Applicable Laws, regulations or accounting principles, the Committee, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i)                                     to provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 13.1 the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

(ii)                                  to provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii)                               to make adjustments in the number and type of Shares (or other securities or property) subject to outstanding Awards, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards;

(iv)                              to provide that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(v)                                 to provide that the Award cannot vest, be exercised or become payable after such event.

(c)                                  In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 13.1(a) and 13.1(b) hereof:

(i)                                     the number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted.  The adjustments provided under this Section 13.1(c)(i) shall be final and binding on the affected Participant and the Company.

(ii)                                  the Committee shall make such equitable adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, without limitation, adjustments of the limitations in Sections 4.1 and 4.3 hereof).

13.2                        Change in Control.

(a)                                 Notwithstanding Section 13.1 hereof, and provided that any applicable Award Agreement does not expressly preclude the following from applying, if a Change in Control occurs and Awards that vest solely on the Participant’s continued Service are not converted, assumed, substituted or replaced by a successor or survivor corporation, or a parent or subsidiary thereof, then immediately prior to the Change in Control such Awards shall become fully exercisable and all forfeiture restrictions on such Awards shall lapse and, immediately following the consummation of such Change in Control, all such Awards shall terminate and cease to be outstanding.

(b)                                 Notwithstanding Section 13.1 hereof, Awards that vest based on the attainment of performance-based conditions shall be subject to the provisions of the Award Agreement governing the impact of a Change in Control, provided that any such provisions in the Award Agreement shall (i) not permit the vesting of Awards at a rate that is greater than the actual level of attainment and/or (ii) provide for pro-rated vesting of the Award based on any reduction to the performance period resulting from the Change in Control.

(c)                                  Where Awards are assumed or continued after a Change in Control, the Committee may provide that the vesting of one or more Awards will automatically accelerate upon an involuntary termination of the Participant’s employment or service within a designated period following the effective date of such Change in Control.  Any such Award shall accordingly, upon an involuntary termination of the Participant’s employment or service in connection with a Change in Control, become fully exercisable and all forfeiture restrictions on such Award shall lapse.

(d)                                 The portion of any Incentive Stock Option accelerated in connection with a Change in Control shall remain exercisable as an Incentive Stock Option only to the extent the applicable $100,000 limitation is not exceeded.  To the extent such U.S. dollar limitation is exceeded, the accelerated portion of such Option shall be exercisable as a Non-Statutory Option under the U.S. federal tax laws.

13.3                        No Other Rights.  Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of Shares of any class, the payment of any dividend, any increase or decrease in the number of Shares of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation.  Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to an Award or the grant or the exercise price of any Award.

ARTICLE 14.                 EFFECTIVE AND EXPIRATION DATE

14.1                        Plan Effective Date.  The Plan was approved by the Board on September [  ], 2018 and shall become effective on the Effective Date.

14.2                        Expiration Date.  The Plan will continue in effect until it is terminated by the Board pursuant to Section 15.1 hereof, except that no Incentive Stock Options may be granted under the Plan after the tenth (10th) anniversary on [DATE].  Any Awards that are outstanding on the date the Plan terminates shall remain in force according to the terms of the Plan and the applicable Award Agreement.

ARTICLE 15.                 AMENDMENT, MODIFICATION, AND TERMINATION

15.1                        Amendment, Modification, and Termination.  Subject to Section 16.14 hereof, with the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that to the extent necessary and desirable to comply with any Applicable Laws, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.  Notwithstanding any provision in this Plan to the contrary, absent approval of the shareholders of the Company, and except as permitted by Article 13, no Option or SAR may be amended to reduce the per-Share exercise price of the Shares subject to such Option or SAR below the per-Share exercise price as of the date the Option or SAR is granted and (a) no Option or SAR may be granted in exchange for, or in connection with, the cancellation, surrender or substitution of an Option or SAR having a higher per-Share exercise price and (b) no Option or SAR may be cancelled in exchange for, or in connection with, the payment of a cash amount or another Award at a time when the Option or SAR has a per-Share exercise price that is higher than the Fair Market Value of a Share.

15.2                        Awards Previously Granted.  Except with respect to amendments made or other actions taken pursuant to Section 16.14 hereof or any amendment or other action with respect to an outstanding Award that may be required or desirable to facilitate compliance with Applicable Laws, as determined by the Committee in its sole discretion, no termination, amendment, or modification of the Plan shall affect adversely, in any material way, any Award previously granted pursuant to the Plan without the prior written consent of the Participant; provided, however, that an amendment or modification that may cause an Incentive Stock Option to become a Non-Qualified Stock Option shall not be treated as adversely affecting the rights of the Participant.

ARTICLE 16.                 GENERAL PROVISIONS

16.1                        No Rights to Awards.  No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

16.2                        No Shareholders Rights.  Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award, including the right to vote or receive dividends, until the Participant becomes the record owner of such Shares, notwithstanding the exercise of an Option or SAR or vesting of another Award.

16.3                        Tax-Related Items.  The Company or any Affiliate, as applicable, shall have the authority to require a Participant to remit to the Company or an Affiliate, an amount sufficient to satisfy the withholding obligations for Tax-Related Items or to take such other action as may be necessary or appropriate in the opinion of the Company or an Affiliate, as applicable, to satisfy withholding obligations for Tax-Related Items, including one or a combination of the following: (a) withholding from the Participant’s wages or other cash compensation payable to the Participant by the Company or an Affiliate; (b) withholding from the proceeds of the sale of Shares acquired pursuant to an Award, either through a voluntary sale or a mandatory sale arranged by the Company on the Participant’s behalf, without need of further authorization; or (c) in the Committee’s sole discretion, by withholding Shares otherwise issuable under an Award (or allowing the return of Shares) sufficient, as determined by the Committee in its sole discretion, to satisfy such Tax-Related Items.  No Shares shall be delivered pursuant to an Award to any Participant or other person until the Participant or such other person has made arrangements acceptable to the Committee to satisfy the withholding obligations for Tax-Related Items.

16.4                        No Right to Employment or Services.  Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s Service at any time, nor confer upon any Participant any right to continue in the Service of the Company or any Affiliate.

16.5                        Unfunded Status of Awards.  The Plan is intended to be an “unfunded” plan for incentive compensation.  With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate.

16.6                        Indemnification.  To the extent allowable pursuant to Applicable Laws, each member of the Committee and the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

16.7                        Relationship to other Benefits.  No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, termination programs and/or indemnities or severance payments, welfare or other benefit plan of the Company or any Affiliate, except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

16.8                        Expenses.  The expenses of administering the Plan shall be borne by the Company and/or its Affiliates.

16.9                        Titles and Headings.  The titles and headings of the sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

16.10                 Fractional Shares.  No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

16.11                 Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 under the Exchange Act) that are requirements for the application of such exemptive rule.  To the extent permitted by Applicable Laws, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

16.12                 Government and Other Regulations.  The obligation of the Company to make payment of awards in Shares or otherwise shall be subject to all Applicable Laws, and to such approvals by government agencies, including government agencies in jurisdictions outside of the U.S., in each case as may be required or as the Company deems necessary or advisable.  Without limiting the foregoing, the Company shall have no obligation to issue or deliver evidence of title for Shares subject to Awards granted hereunder prior to: (i) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and (ii) completion of any registration or other qualification with respect to the Shares under any Applicable Laws in the U.S. or in a jurisdiction outside of the U.S. or ruling of any governmental body that the Company determines to be necessary or advisable or at a time when any such registration or qualification is not current, has been suspended or otherwise has ceased to be effective.  The inability or impracticability of the Company to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained and shall constitute circumstances in which the Committee may determine to amend or cancel Awards pertaining to such Shares, with or without consideration to the affected Participant.  The Company shall be under no obligation to register, pursuant to the Securities Act or otherwise, any offering of Shares issuable under the Plan.  If, in certain circumstances, the Shares paid pursuant to the Plan may be exempt from registration pursuant to the Securities Act, the Company may restrict the transfer of such Shares in such manner as it deems advisable to ensure the availability of any such exemption.

16.13                 Governing Law.  The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Indiana.

16.14                 Section 409A.  Except as provided in Section 16.15 hereof, to the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code.  To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and U.S. Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date.  Notwithstanding any provision of the Plan to the contrary, in the event that following the date an Award is granted the Committee determines that the Award may be subject to Section 409A of the Code and related U.S. Department of Treasury guidance (including such guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, including amendments or actions that would result in a reduction to the benefits payable under an Award, in each case, without the consent of the Participant, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related U.S. Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section or mitigate any additional tax, interest and/or penalties or other adverse tax consequences that may apply under Section 409A of the Code if compliance is not practical.

16.15                 No Representations or Covenants with respect to Tax Qualification.  Although the Company may endeavor to (a) qualify an Award for favorable or specific tax treatment under the laws of the U.S. (e.g., Incentive Stock Options under Section 422 of the Code) or jurisdictions outside of the U.S. or (b) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Section 16.14 hereof. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan.  Nothing in this Plan or in an Award Agreement shall provide a basis for any person to take any action against the Company or any Affiliate based on matters covered by Section 409A of the Code, including the tax treatment of any Awards, and neither the Company nor any Affiliate will have any liability under any circumstances to the Participant or any other party if the Award that is intended to be exempt from, or compliant with, Section 409A of the Code, is not so exempt or compliant or for any action taken by the Committee with respect thereto.

16.16                 Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy adopted by the Company providing for the recovery of Awards, shares, proceeds, or payments to Participants in the event of fraud or as required by Applicable Laws or governance considerations or in other similar circumstances.

16.17                 Severability.  If any provision of the Plan or the application of any provision hereof to any person or circumstance is held to be invalid or unenforceable, the remainder of the Plan and the application of such provision to any other person or circumstance shall not be affected, and the provisions so held to be unenforceable shall be reformed to the extent (and only to the extent) necessary to make it enforceable and valid.

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